Central Coast Bancorp Announces a 30.6% Increase in Second Quarter Earnings

SALINAS, CA -- 07/19/2005 -- Central Coast Bancorp (NASDAQ: CCBN), the holding company for Community Bank of Central California, today announced record quarterly net income of $4,258,000 for the second quarter of 2005. Net income increased 30.6% over the $3,260,000 reported for the second quarter of 2004. Diluted earnings per share for the second quarter of 2005 increased 26.1% to $0.29 from $0.23 in the prior year period. The annualized return on average equity (ROAE) and the return on average assets (ROAA) for the second quarter of 2005 were 15.9% and 1.40% as compared to 14.3% and 1.27% for the same period in 2004.

Net income for the six months ended June 30, 2005 increased 25.6% to $8,103,000 from $6,452,000 for the six months ended June 30, 2004. Diluted earnings per share increased to $0.56 from $0.45 for the comparative periods. For the first six months of 2004, the annualized ROAE was 15.5% and the ROAA was 1.37% up from 14.2% and 1.27% for the same period in 2004. All earnings per share and applicable share data for the 2004 periods have been adjusted for the five-for-four stock split distributed in February 2005.

The Company experienced continued growth in its balance sheet in the first six months of 2005. At June 30, 2005, total assets were $1,248,599,000, an increase of $80,142,000 (6.9%) from March 31, 2005 and an increase of $83,938,000 (7.2%) from year-end 2004. Most of the asset growth has been deployed into the investment portfolio and Fed Funds Sold as year-to-date loan growth has been relatively flat. Loans at June 30, 2005, totaled $933,423,000, an increase of $1,907,000 (0.2%) from year-end 2004. At June 30, 2005, deposits had grown to $1,121,544,000, an increase of $70,378,000 (6.7%) from March 31, 2005 and an increase of $70,176,000 (6.7%) from year-end 2004. On a year-over-year basis, the Company's focus on internal growth and de novo branch expansion has generated an increase in total assets of $199,114,000 (19.0%); an increase in loans of $133,571,000 (16.7%); and an increase in deposits of $173,826,000 (18.3%).

"We are very pleased with the Company's growth in earnings during the first half of 2005. Year-over-year increases in earning assets coupled with a stronger economy and a rising rate environment have been the driving factors in the Company's excellent earnings performance," stated Nick Ventimiglia, Chairman and CEO. "While there is deposit pricing pressure which is impacting expansion of the net interest margin, we anticipate continued growth in net interest income if the Federal Reserve Board through its Federal Open Market Committee (FOMC) continues to raise interest rates. In addition to enhancing the earnings growth, the stronger economic conditions have contributed to very good asset quality as the ratio of nonperforming loans to total loans was just 0.07% at June 30, 2005."

Financial Summary:

Interest income, net interest income, net interest margin and the efficiency ratio are discussed below on a fully taxable equivalent basis. These items have been adjusted to give effect to $310,000 and $281,000 in taxable equivalent interest income on tax-free investments for the three-month periods ending June 30, 2005 and 2004.

Net interest income for the second quarter of 2005 was $14,092,000, which was an increase of $3,273,000 (30.3%) over the second quarter of 2004. Interest income for the second quarter of 2005 was $18,235,000, an increase of $4,718,000 (34.9%) from the second quarter of 2004. Average earning assets in the second quarter of 2005 increased $185,204,000 (19.3%) over the prior year period. This increase in the volume of earning assets added $2,314,000 to interest income. The average yield on earning assets in the second quarter of 2005 increased 72 basis points to 6.38% from 5.66% in the year earlier period and increased 16 basis points from 6.22% in the first quarter of 2005. The 72 basis point increase in the average yield received resulted in a $2,404,000 increase in interest income. Thus, the increase in interest income on the quarter-over-quarter basis was nearly equally split between higher volume and higher rates.

Interest expense in the second quarter of 2005 totaled $4,143,000, which was an increase of $1,445,000 (53.6%) over the second quarter of 2004. Rates paid on interest bearing liabilities continued to move up on a year-over-year basis. The average rate paid on interest bearing liabilities in the second quarter of 2005 increased 45 basis points to 2.04% from 1.59% in the year earlier period and increased 16 basis points from 1.88% in the first quarter of 2005. The higher rates increased interest expense by $831,000 from the year earlier period. Average balances of interest-bearing liabilities in the second quarter of 2005 increased by $133,186,000 (19.5%) over the prior year period, which added $614,000 to interest expense.

The net interest margin for the second quarter of 2005 was 4.93% up from 4.90% for the first quarter of 2005 and 4.53% for the second quarter of 2004. Since the beginning of 2005, deposit pricing pressures have resulted in a slowing of the favorable impact on net interest margin from the year-long process of rising rates.

The Company provided $250,000 for loan losses in the second quarter of 2005 as compared to $590,000 in the second quarter of 2004. At June 30, 2005, nonperforming and restructured loans totaled $676,000 as compared to $835,000 at December 31, 2004 and $10,570,000 at June 30, 2004. The ratio of the allowance for loan losses to total loans was 1.88% at June 30, 2005, 1.75% at December 31, 2004 and 2.15% at June 30, 2004.

Noninterest income increased $80,000 (7.1%) in the second quarter of 2005 as compared to the second quarter of 2004 due to various changes in types and levels of business activity.

Noninterest expenses increased $1,696,000 (27.8%) to $7,793,000 in the second quarter of 2005 as compared to the second quarter of 2004. Noninterest expenses were generally higher due to increased staffing, higher health insurance premiums, the two new branches added in the second half of 2004, higher activity levels and normal cost increases. The efficiency ratio for the quarter ended June 30, 2005 was 50.9% as compared to 51.0%, in the year earlier period.

Central Coast Bancorp operates as a holding company for Community Bank of Central California. Community Bank, headquartered in Salinas, has fourteen branch offices located in: the Monterey County communities of Salinas (2), Monterey (2), Seaside, Marina, Castroville, Gonzales, Soledad and King City; the Santa Clara County community of Gilroy; the Santa Cruz County communities of Santa Cruz and Watsonville; and in the San Benito County community of Hollister. The Bank provides traditional deposit, lending, mortgage and commercial products and services to business and retail customers throughout the California Central Coast area.

Information on the Company and its subsidiary Bank may be obtained from the Company's website www.community-bnk.com. Copies of the Company's annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments thereto are available free of charge on the website as soon as they are filed with the SEC. To access these reports through a link to the Edgar reporting system simply select the "Central Coast Bancorp - Corporate Profile" menu item, then click on the "Central Coast Bancorp SEC Filings" link. Section 16 insider filings can also be accessed through the website. Follow the same instructions and select "Central Coast Bancorp SEC Section 16 Reports."

Forward-Looking Statements

In addition to the historical information contained herein, this press release contains certain forward-looking statements. The reader of this press release should understand that all such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Changes to such risks and uncertainties, which could impact future financial performance, include, among others, (1) competitive pressures in the banking industry; (2) changes in the interest rate environment; (3) general economic conditions, nationally, regionally and in operating market areas, including a decline in real estate values in the Company's market areas; (4) the effects of terrorism, the threat of terrorism or the impact of potential military conflicts; (5) changes in the regulatory environment; (6) changes in business conditions and inflation; (7) changes in securities markets; (8) data processing problems; (9) variances in the actual versus projected growth in assets; (10) return on assets; (11) loan losses; (12) expenses; (13) rates charged on loans and earned on securities investments; (14) rates paid on deposits; and (15) fee and other noninterest income earned, as well as other factors. This entire press release and the Company's periodic reports on Forms 10-K, 10-Q and 8-K should be read to put such forward-looking statements in context and to gain a more complete understanding of the uncertainties and risks involved in the Company's business.

                       CENTRAL COAST BANCORP
              CONSOLIDATED CONDENSED FINANCIAL DATA
                           (Unaudited)
      (Dollars in thousands, except share and per share data)

                             Three Months Ended      Six Months Ended
                                  June 30,                June 30,
Statement of Income Data      2005        2004        2005        2004
                           ----------  ----------  ----------  ----------
Interest income
  Loans (including fees)   $   15,769  $   11,547  $   30,459  $   22,684
  Investment securities         1,828       1,674       3,593       3,252
  Other                           328          15         441          80
                           ----------  ----------  ----------  ----------
    Total interest income      17,925      13,236      34,493      26,016
                           ----------  ----------  ----------  ----------
Interest expense
  Interest on deposits          4,039       2,605       7,540       5,252
  Other                           104          93         176         162
                           ----------  ----------  ----------  ----------
    Total interest expense      4,143       2,698       7,716       5,414
                           ----------  ----------  ----------  ----------
Net interest income            13,782      10,538      26,777      20,602
Provision for loan losses         250         590       1,400         655
                           ----------  ----------  ----------  ----------
Net interest income after
 provision for loan losses     13,532       9,948      25,377      19,947

Noninterest income
  Service charges
   on deposits                    797         807       1,513       1,547
  Other                           417         327         755         505
                           ----------  ----------  ----------  ----------
    Total noninterest
     income                     1,214       1,134       2,268       2,052

Noninterest expenses
  Salaries and benefits         4,543       3,618       8,667       7,182
  Occupancy                       792         685       1,560       1,323
  Furniture and equipment         640         402       1,172         885
  Other                         1,818       1,392       3,097       2,743
                           ----------  ----------  ----------  ----------
    Total noninterest
     expenses                   7,793       6,097      14,496      12,133
                           ----------  ----------  ----------  ----------
Income before provision
 for income taxes               6,953       4,985      13,149       9,866
Provision for
 income taxes                   2,695       1,725       5,046       3,414
                           ----------  ----------  ----------  ----------
    Net income             $    4,258  $    3,260  $    8,103  $    6,452
                           ==========  ==========  ==========  ==========

Common Share Data
  Earnings per share
   (adjusted for 5/4 stock
   split distributed on
   February 28, 2005)
    Basic                  $     0.30  $     0.24  $     0.58  $     0.47
    Diluted                $     0.29  $     0.23  $     0.56  $     0.45

    Weighted average
     shares outstanding    14,147,000  13,550,000  14,072,000  13,590,000
    Weighted average
     shares outstanding
     -diluted              14,585,000  14,225,000  14,560,000  14,266,000
  Book value per share                             $     7.77  $     6.76
  Shares outstanding                               14,063,000  13,513,000

                       CENTRAL COAST BANCORP
               CONSOLIDATED CONDENSED FINANCIAL DATA
                           (Unaudited)
                       (Dollars in thousands)

                                  June         December         June
Balance Sheet Data                2005           2004           2004
                              -----------    -----------    -----------
Assets
  Cash and due from banks     $    48,564    $    49,068    $    68,579
  Federal funds sold               68,871          9,029          2,810
  Available-for-sale
   securities - at
   fair value                     191,796        169,151        173,798
  Loans:
    Commercial                    240,351        261,408        224,533
    Real estate-construction       63,489         61,366         39,206
    Real estate-other             617,629        594,507        525,011
    Consumer                       13,325         15,463         12,262
    Deferred loan fees, net        (1,371)        (1,228)        (1,160)
                              -----------    -----------    -----------
      Total loans                 933,423        931,516        799,852
    Allowance for loan losses     (17,514)       (16,270)       (17,232)
                              -----------    -----------    -----------
  Net loans                       915,909        915,246        782,620
  Premises and equipment, net       3,643          3,944          2,826
  Accrued interest
   receivable and other
   assets                          19,816         18,223         18,852
                              -----------    -----------    -----------
Total assets                  $ 1,248,599    $ 1,164,661    $ 1,049,485
                              ===========    ===========    ===========

Liabilities and
 Shareholders' Equity
  Deposits:
    Demand, noninterest
     bearing                  $   293,348    $   344,244    $   262,330
    Demand, interest bearing      178,262        141,190        146,986
    Savings                       284,814        259,319        259,038
    Time                          365,120        306,615        279,364
                              -----------    -----------    -----------
      Total Deposits            1,121,544      1,051,368        947,718
Accrued interest payable
 and other liabilities             17,782         12,177         10,364
Shareholders' equity              109,273        101,116         91,403
                              -----------    -----------    -----------
Total liabilities and
 shareholders' equity         $ 1,248,599    $ 1,164,661    $ 1,049,485
                              ===========    ===========    ===========

Asset Quality
  Loans past due 90 days
   or more and accruing
   interest                   $         -    $         -    $       207
  Nonaccrual loans                      -            102          9,583
  Restructured loans                  676            733            780
                              -----------    -----------    -----------
    Total nonperforming
     assets                   $       676    $       835    $    10,570
                              ===========    ===========    ===========

  Allowance for loan
   losses to total loans             1.88%          1.75%          2.15%
  Allowance for loan
   losses to NPL's                   2591%          1949%           163%
  Allowance for loan
   losses to NPA's                   2591%          1949%           163%

Regulatory Capital
 and Ratios
  Tier 1 capital              $   109,141    $   100,473    $    92,493
  Total capital               $   121,886    $   113,104    $   103,416
  Tier 1 capital ratio               10.8%          10.0%          10.7%
  Total risk based
   capital ratio                     12.0%          11.2%          11.9%
  Tier 1 leverage ratio               9.0%           9.1%           8.9%

                       CENTRAL COAST BANCORP
               CONSOLIDATED CONDENSED FINANCIAL DATA
                            (Unaudited)
                       (Dollars in thousands)

                           Three Months Ended         Six Months Ended
                                June 30,                   June 30,
Selected Financial Ratios   2005         2004         2005         2004
                        -----------  -----------  -----------  -----------
  Return on average
   total assets                1.40%        1.27%        1.37%        1.27%
  Return on average
   shareholders' equity       15.91%       14.27%       15.48%       14.16%
  Net interest margin
   (tax equivalent basis)      4.93%        4.53%        4.92%        4.48%
  Efficiency ratio
   (tax equivalent basis)     50.91%       51.01%       48.89%       52.28%

Selected Average
 Balances
  Loans                 $   920,210  $   775,284  $   913,541  $   762,999
  Taxable investments       122,841      127,636      120,543      120,400
  Tax-exempt
   investments               58,257       51,931       56,775       50,675
  Federal funds sold         44,868        6,121       31,871       16,269
                        -----------  -----------  -----------  -----------
    Total earning
     assets             $ 1,146,176  $   960,972  $ 1,122,730  $   950,343
                        -----------  -----------  -----------  -----------
      Total assets      $ 1,216,384  $ 1,034,576  $ 1,191,295  $ 1,021,357
                        -----------  -----------  -----------  -----------

  Demand deposits -
   interest bearing     $   159,667  $   144,725  $   149,467  $   138,061
  Savings                   286,270      250,653      287,327      251,590
  Time deposits             360,786      273,533      349,853      274,636
  Other borrowings            8,873       13,499        6,640        8,982
                        -----------  -----------  -----------  -----------
    Total interest
     bearing
     liabilities        $   815,596  $   682,410  $   793,287  $   673,269
                        -----------  -----------  -----------  -----------
  Demand deposits -
   noninterest
   bearing              $   285,046  $   254,122  $   283,801  $   246,302
                        -----------  -----------  -----------  -----------
  Shareholders' equity  $   107,357  $    91,879  $   105,550  $    91,641
                        -----------  -----------  -----------  -----------
301 Main Street, Salinas, California 93924

Contact:
Robert Stanberry
Chief Financial Officer
(831) 422-6642